EXHIBIT 10.13

AMENDMENT NUMBER 2

TO THE

OCCIDENTAL PETROLEUM CORPORATION

DEFERRED STOCK PROGRAM

WHEREAS, Occidental Petroleum Corporation (the “Corporation”) maintains the Occidental Petroleum Corporation Deferred Stock Program (the “Program”), the purpose of which is to provide a tax-deferred opportunity for key management and highly compensated employees of the Corporation and its affiliates to accumulate additional retirement income through deferrals of equity-based compensation; and

WHEREAS, it is desirable to terminate the Program in accordance with Section 8.2 and distribute to participants their account balances as of October 31, 2006, as soon as reasonably practicable but prior to December 31, 2006.

NOW, THEREFORE, effective October 31, 2006, the Program is amended as follows:

ARTICLE VIII

AMENDMENT AND TERMINATION OF PROGRAM

A new Section 8.3 is added to read as follows:

“8.3      Termination. The Program shall terminate effective October 31, 2006. On, or as soon as reasonably practicable after, November 1, 2006, but no later than December 31, 2006, subject to Section 5.6, all of the Deferred Shares credited to each Participant’s Deferred Share Account as of October 31, 2006, shall be distributed to the Participant in a lump sum in the form described in Section 5.4(a).”

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this amendment this 12th day of October, 2006.

OCCIDENTAL PETROLEUM CORPORATION
By:	/s/ RICHARD W. HALLOCK
Richard W. Hallock Executive Vice-President, Human Resources